Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-96733 of Convergys Corporation on Form S-8 of our report dated June 25, 2015, with respect to the financial statements and supplemental schedule of the Convergys Corporation Retirement and Savings Plan, appearing in this Annual Report on Form 11-K of Convergys Corporation Retirement and Savings Plan for the year ended December 31, 2014.

/s/ Moore, Colson & Company, P.C.

Marietta, Georgia
June 25, 2015